SECOND AMENDMENT TO

THE LOAN PURCHASE AND

SALE AGREEMENT

THIS SECOND AMENDMENT TO THE LOAN PURCHASE AND SALE AGREEMENT (this “Amendment”) entered into on December 24, 2014 (“Agreement”) by and between 1st Financial Bank USA, a bank chartered under the laws of South Dakota and having its principal place of business at 331 Dakota Dunes Boulevard, Dakota Dunes, SD (“1FB”) and Shepherd’s Finance, LLC, a Delaware limited liability company and having its principal place of business at 12627 San Jose Boulevard, Suite 203, Jacksonville, Florida 32223 (“Shepherd’s”) is made this 6th day of August, 2015 .

WHEREAS, the parties have heretofore executed and delivered the Agreement and the First Amendment to the Agreement, dated January 15, 2015 (the “First Amendment”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.	Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Agreement.

2.	Modifications.
a.	Notwithstanding the provisions of Section 2.7, the requirements of Section 2.7 will not apply from July 31, 2015 through July 31, 2016 (the “Waiver Period”) for any Borrower that Buyer has not previously purchased a Senior Loan from Seller (“New Borrower”). Buyer agrees that for each and every New Borrower that Buyer purchases a Senior Loan during the Waiver Period, the Exclusivity requirements of Section 2.7 will never apply, unless, after the Waiver Period, Seller offers Buyer a Senior Loan for a Borrower who became a New Borrower during the Waiver Period.
b.	Notwithstanding anything to the contrary in this Amendment or in the Agreement, if Buyer purchases at least $3,500,000 in Senior Loans during the Waiver Period, then the requirements of Section 2.7 shall no longer apply as if Section 2.7 were deleted in its entirety. For the avoidance of doubt, existing Borrowers to whom Section 2.7 applied prior to July 31, 2015 will remain so affected unless Buyer purchases $3,500,000 in Senior Loans during the Waiver Period.

3.	Miscellaneous. This Amendment and all other terms and conditions of the Agreement and the First Amendment not specifically amended by this Amendment shall continue in full force and effect. No variation, modification or amendment to this Amendment shall be deemed valid or effective unless and until it is signed by the parties hereto. This Amendment may be executed in counterparts, each of which once so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

1FB		Shepherd’s

By:	/s/ Andrew Hegyi	By:	/s/ Daniel M. Wallach

Name:	Andrew Hegyi	Name:	Daniel M. Wallach

Title:	SVP	Title:	CEO

[AMENDMENT NO. 2 TO THE LOAN PURCHASE AND SALE AGREEMENT]

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